EXHIBIT 99.1

                                                                       CONTACTS:
                                                         Pris Neulander, PURADYN
                                                               Media Coordinator
                                                             561-547-9499, x 215
[LOGO]                                                    pneulander@puradyn.com
                                                          ----------------------

                                                         Kathryn Morris, PURADYN
                                              Director, Corporate Communications
                                                             561-547-9499, x 226
                                                  investor-relations@puradyn.com
                                                  ------------------------------

                      PURADYN RELEASES 3RD QUARTER RESULTS

BOYNTON BEACH, FL - NOVEMBER 14, 2003 - PURADYN FILTER TECHNOLOGIES INCORPORATED (AMEX: PFT), the global bypass oil filtration system provider, today announced its third quarter results for 2003.

The Company reported a net loss of approximately $910,000 ($0.06 per share on a basic and diluted basis) for the quarter ended September 30, 2003, compared to a loss of approximately $836,000 ($0.05 on a basic and diluted basis) for the same period in 2002.

Kevin G. Kroger, President and COO, said, "Net sales this quarter were approximately $507,000 versus $293,000 in the 3rd quarter of 2002. Excluding the effects of the 3rd quarter 2003 reversal of a provision for sales returns of approximately $146,000 that was recorded last quarter, net sales increased approximately 23%."

Kroger added, "In a previous release we discussed the increased number of new-customer product testing and evaluations during this past quarter. These evaluations, usually established for a set period of time, often are influenced by a number of variables, including equipment downtime or servicing which may extend the evaluation period. Since the end of last quarter we successfully closed eight evaluations and those customers are currently purchasing systems from us. In addition, eight new companies began evaluation of our product. The 69 current evaluations, representing a total of over 26,000 potential pieces of equipment on which our systems could be installed over time, are proceeding well and we continue to anticipate a successful conclusion of those as well."

"Earlier this year, "Kroger said, "we discussed the strong response we have received from a major equipment rental company. This program is fully supported at the corporate level and is planned to be included in the customer's 2004 budget. However, logistically we expect the rollout to take time to gain momentum in reaching this company's many branches. In addition, this program is exclusive of the 69 evaluations currently being undertaken."

Kroger continued, "Over the first nine months of 2003, revenues generated by PURADYN's UK subsidiary showed a growth of approximately 31% over the first nine months of 2002. And this is notwithstanding the war in Iraq, which has negatively affected sales in the Middle East."

"Also," Kroger said, "we continue to decrease our use of outside consultants, which has contributed to lower selling and administrative costs of approximately 6% this quarter in 2003 versus 2002."

Kroger concluded, "The Company continues to make strides in direct sales, expanding its distribution network and, with the OEMs, remaining focused on its growth strategy and goals."

The PURADYN(R) bypass oil filtration system keeps lubricating oil continuously clean to allow for the safe extension of oil drain intervals using puraDYN's patented replacement filter elements and oil analysis instead of doing routine oil changes. This in turn offers end users the benefits of up to a 90% reduction in new oil purchases and waste oil disposal costs, less downtime and increased engine life, as well as helping the environment with hazardous waste reduction and energy conservation.

ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED
----------------------------------------------

PURADYN (AMEX: PFT) designs, manufactures and markets the PURADYN(R) bypass oil filtration system, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and dramatically extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential market. The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a "Pollution Prevention Technology" by the California Environmental Protection Agency.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS FOLLOWING EVALUATIONS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                    PURADYN Filter Technologies Incorporated
                 Condensed Consolidated Statements of Operations
         For the Three and Nine Months Ended September 30, 2003 and 2002
                                   (Unaudited)

                                             Three Months Ended              Nine Months Ended
                                              September 30,                    September 30,
                                           2003           2002             2003           2002
                                      ---------------------------    ----------------------------

Net sales                            $    507,417    $    293,217    $  1,572,911    $  1,619,847

Costs and expenses:
        Cost of products sold             620,522         355,396       1,787,450       1,512,179
        Salaries and wages                427,308         423,379       1,338,900       1,248,233
        Selling and administrative        292,903         312,199       1,310,695       1,101,213
                                     ------------    ------------    ------------    ------------
                                        1,340,733       1,090,974       4,437,045       3,861,625
                                     ------------    ------------    ------------    ------------
Loss from operations                     (833,316)       (797,757)     (2,864,134)     (2,241,778)

Other income (expense):
        Investment loss                        --         (14,065)             --         (76,025)
        Interest income                    13,078          14,507          38,526          38,794
        Interest expense                  (89,276)        (38,620)       (233,365)       (145,320)
                                     ------------    ------------    ------------    ------------
Total other expense                       (76,198)        (38,178)       (194,839)       (182,551)
                                     ------------    ------------    ------------    ------------

Net loss                             $   (909,514)   $    835,935)     (3,058,973)   $ (2,424,329)
                                     ============    ============    ============    ============

Basic and diluted loss per
common share                         $      (0.06)   $      (0.05)   $      (0.20)   $      (0.16)
                                     ============    ============    ============    ============

Weighted average common shares
outstanding                            15,692,164      15,597,551      15,679,898      15,573,510
                                     ============    ============    ============    ============